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                                                                     Exhibit 4.8

                                 AMENDMENT NO. 1
                            DATED AS OF MAY 11, 2001
                                     TO THE
                          REGISTRATION RIGHTS AGREEMENT
                           DATED AS OF APRIL 27, 2001

         This Amendment No. 1 (this "Amendment"), dated as of May 11, 2001, is between The Mills Corporation, a Delaware corporation (the "Corporation"), and iStar Preferred Holdings LLC, a Delaware limited liability company (the "Investor").

                                    RECITALS

         A. The Corporation and the Investor are parties to that certain Registration Rights Agreement dated as of April 27, 2001 (the "Registration Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Registration Agreement.

         B. Section 10 of the Registration Agreement provides that the Corporation and the holder(s) of a majority of the Registrable Shares may amend provisions of the Registration Agreement.

         C. The Investor holds all the Registrable Securities.

         D. The Corporation and the Investor desire to amend the Registration Agreement as set forth below.


                                   AGREEMENTS

         In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. AMENDMENT TO THE REGISTRATION AGREEMENT. The Registration Agreement is amended as follows:

         (a) The following definition is added in appropriate alphabetical order to Section 1 of the Registration Agreement:

         "EXCHANGEABLE REGISTRABLE SECURITIES" means (i) shares of Common Stock issued or issuable upon redemption of Common Units (as defined in the Operating Partnership Agreement) of the Operating Partnership issued or issuable upon (A) the conversion of Series A-2 Preferred Units (as defined in the Operating Partnership Agreement) issued in exchange for any Initial


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Preferred Shares or Mandatory Preferred Shares or (B) the exchange of shares of
Common Stock issued or issuable upon conversion of any Initial Preferred Shares or Mandatory Preferred Shares or exercise of the Initial Warrants or the Mandatory Warrants and (ii) any shares of capital stock issued or issuable with respect to such shares of Common Stock as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise."

         (b) The definition of "Registrable Securities" in Section 1 of the Registration Agreement is amended in its entirety to read as folllows:

         "REGISTRABLE SECURITIES" means, without duplication, the Initial Registrable Securities, the Additional Registrable Securities and the Exchangeable Registrable Securities."

         SECTION 2. REFERENCE TO AND EFFECT ON THE REGISTRATION AGREEMENT.

         2.01. Each reference in the Registration Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Registration Agreement as amended hereby, and each reference to the Registration Agreement in any other document, instrument or agreement executed or delivered in connection with the Investor's purchase of the Initial Preferred Shares, Mandatory Preferred Shares or Series A-2 Preferred Units shall mean and be a reference to the Registration Agreement as amended hereby.

         2.02. Except as specifically amended above, the Registration Agreement shall remain in full force and effect and is hereby ratified and confirmed.

         SECTION 3. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         SECTION 4. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         SECTION 5. EFFECTIVENESS. This Amendment will become effective after a counterpart to this Amendment has been executed by the Corporation and the Investor.


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                            Signature page follows.]



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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No.
1 to the Registration Rights Agreement as of the date first above written.


                                 THE CORPORATION:

                                 THE MILLS CORPORATION

                                 By: /s/ PETER B. McMILLAN
                                    -------------------------------------------
                                 Name: PETER B. McMILLAN
                                      -----------------------------------------
                                 Title: PRESIDENT AND CHIEF OPERATING OFFICER
                                       ----------------------------------------

                                 THE INVESTOR:

                                 iSTAR PREFERRED HOLDINGS LLC

                                 By: /s/ JAY SUGARMAN
                                    -------------------------------------------
                                 Name:  JAY SUGARMAN
                                      -----------------------------------------
                                 Title: CHIEF EXECUTIVE OFFICER
                                       ----------------------------------------